Exhibit 4.1

[FORM OF]
AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT

BY AND AMONG

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

AND

THE STOCKHOLDERS NAMED HEREIN

DATED AUGUST       , 2004

-i-

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

               This Amended and Restated Stockholders’ Agreement (this “Agreement”), dated as of August  , 2004, by and among Transportation Investment Partners, L.L.C., a Delaware limited liability company (“TIP”), Caravelle Investment Fund, L.L.C., a Delaware limited liability company (“Caravelle”), Albion Alliance Mezzanine Fund, L.P., a Delaware limited partnership (“Albion I”), Albion Alliance Mezzanine Fund II, L.P., a Delaware limited partnership (“Albion II”), CIBC Inc., a Delaware corporation (“CIBC” and, together with TIP, Caravelle, Albion I and Albion II and any of their respective Related Transferees (as defined below) that may become transferees of any Common Stock (as defined below) held by them, the “Institutional Investors”), Transportation Technologies Industries, Inc., a Delaware corporation (the “Company”), and the persons listed on Exhibit A hereto who now or hereafter become signatories to this Agreement (together with any of their respective Related Transferees that may become transferees of any Common Stock, the “Individual Investors” and, together with the Institutional Investors, the “Stockholders”).

RECITALS

               WHEREAS, on March 9, 2000, the Company and certain holders of its preferred stock and its common stock, par value $0.01 per share (the “Common Stock”), entered into that certain Stockholders’ Agreement (as amended on February 28, 2001 and December 19, 2003, the “Original Stockholders’ Agreement”) in connection with the Agreement and Plan of Merger, dated as of January 28, 2000, by and between the Company and Transportation Acquisition I Corp.;

               WHEREAS, the Company is conducting an initial public offering (the “IPO”) of shares of its Common Stock;

               WHEREAS, in connection with the IPO, the Company is, among other things, redeeming all of its existing Series E Preferred Stock and is exchanging shares of its Common Stock for all of its Series A Preferred Stock and Series C Preferred Stock, including those shares held by the Institutional Investors, and canceling all of its Series D Preferred Stock, and immediately following the IPO the Company will not have any shares of preferred stock issued and outstanding;

               WHEREAS, in connection with the IPO, the Company and its executive officers and directors and substantially all of the existing holders of its Common Stock have entered into lock-up agreements with respect to shares of Common Stock owned by them as described in the Registration Statement relating to the IPO;

               WHEREAS, immediately prior to the IPO, the Company is effecting a 100,000-for-one reverse stock split of the Common Stock; and

               WHEREAS, in connection with the IPO, the parties to the Original Stockholders’ Agreement believe it to be in their best interests and in the best interests of the Company that they enter into this Agreement providing for certain rights and restrictions with respect to the shares of Common Stock owned by them or their transferees, and that they amend and restate the Original Stockholders’ Agreement, all as hereinafter provided.

AGREEMENTS

               NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the receipt and sufficiency of which are acknowledged by each of the parties hereto, effective as of the date on which the IPO is consummated (the “Effective Time”), the parties hereto, intending to be legally bound, hereby agree to amend and restate the Original Stockholders’ Agreement as follows:

               1. Representations and Warranties; No Inconsistent Agreements. Each party hereto represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms, and (b) such party has not granted and is not a party to any proxy, voting trust or other agreement which conflicts with or violates any provision of this Agreement. No party to this Agreement shall grant any proxy or become party to any voting trust or other agreement which conflicts with or violates any provision of this Agreement.

               2. Corporate Governance. (a) Subject to Sections 2(b) and (c), from and after the Effective Time, each Stockholder shall vote or cause to be voted all shares of Common Stock owned or hereafter acquired (whether by purchase or otherwise) by such Stockholder or over which such Stockholder has control, and shall take all other necessary actions within its control, in order to cause:

        (i) the number of directors on the Board of Directors of the Company (the “Board”) to be nine or such greater number as is required to give effect to the rules of any stock exchange or market on which the Common Stock is then listed or quoted and the rules of the Securities and Exchange Commission (the “SEC”);

        (ii) the election to the Board of such number of directors designated jointly by the TIP Designators (as defined below) to which they are entitled pursuant to Section 2(b)(i);

        (iii) the election to the Board of such number of directors designated jointly by the Individual Investors to which they are entitled pursuant to Section 2(b)(ii);

        (iv) the designation to the audit committee of such nominee, if any, to which the TIP Designators are entitled pursuant to Section 2(b)(iii);

        (v) in the event of any vacancy in the Board or any committee occurring for any reason, the filling of the vacancy in such a manner that the Board will be comprised of the number of directors determined in accordance with clause (i) above, and the audit committee will be comprised of directors and with a chairperson as set forth in clauses (b) (iii) and (b) (iv)below; and

        (vi) at the written request of the TIP Designators or the Individual Investors, the removal or replacement of any of the directors or committee members designated by such Stockholders.

        (b) (i) TIP and its Affiliates or Associated Entities that may become transferees of Common Stock (the “TIP Designators”) shall be entitled, but not required, to designate such number of nominees (the “TIP Nominees”) for election to the Board as is set forth in the table below under “Total Number of Nominees” opposite the number of shares of Common Stock collectively owned by the TIP Designators (expressed as a percentage of the number of shares collectively owned by them as of the Effective Time). Prior to the first anniversary of the Effective Time, the nominees designated by the TIP Designators shall include at least one nominee who qualifies as “independent” for purposes of the rules of the stock exchange or market on which the Common Stock is then listed or quoted and the rules and regulations of the SEC (an “Independent Nominee”) (unless at any such time the TIP Designators are not entitled to designate at least one nominee). On and after the first anniversary of the Effective Time, the nominees designated by the TIP Designators shall include at least the number of Independent Nominees as is set forth in the table below under “Number of Independent Nominees” opposite the number of shares of Common Stock collectively owned by the TIP Designators (expressed as a percentage of the number of shares collectively owned by them as of the Effective Time).

% of	Total Number of	Number of Independent
Common Stock Owned	Nominees	Nominees
>= 40%	5	3
< 40% and >= 30%	4	2
< 30% and >= 20%	3	1
< 20% and >= 10%	2	0
< 10% and > zero	1	0
zero	0	—

        (ii) The Individual Investors (including their Related Transferees) shall be entitled, but not required, to designate such number of nominees for election to the Board as is set forth in the table below under “Total Number of Nominees” opposite the number of shares of Common Stock collectively owned by the Individual Investors (expressed as a percentage of the number of shares collectively owned by them as of the Effective Time). Prior to the first anniversary of the Effective Time, the nominees designated by the Individual Investors shall include at least two Independent Nominees (unless at any such time the Individual Investors are not entitled to designate at least two nominees). On and after the first anniversary of the Effective Time, the nominees designated by the Individual Investors shall include at least the number of Independent Nominees as is set forth in the table below under “Number of Independent Nominees” opposite the number of shares of Common Stock collectively owned by the Individual Investors (expressed as a percentage of the number of shares collectively owned by them as of the Effective Time. The nominees designated by the Individual Investors shall at all times include the Chief Executive

Officer and one other member of senior management of the Company (which for purposes of this Agreement shall include Thomas M. Begel).

% of	Total Number of	Number of Independent
Common Stock Owned	Nominees	Nominees
>= 40%	4	2
< 40% and >= 20%	3	1
< 20%	2	0
zero	0	0

        (iii) The TIP Designators shall, at all times they are entitled to designate three or more nominees to the Board in accordance with clause (i), be entitled to designate one member of the audit committee of the Board.

        (iv) The chairperson of the audit committee of the Board (the “Audit Committee Expert”) shall comply in all respects with the requirements of such position prescribed by the SEC and any stock exchange or market on which the Company’s securities are then listed or quoted.

        (v) In the event that the right of any Stockholder or group of Stockholders to nominate one or more members of the Board is reduced or eliminated in accordance with the terms of this Agreement, such reduction or elimination, as the case may be, shall be given effect as of the immediately succeeding proxy statement and stockholders’ meeting relating to the election of members of the Board and to the extent necessary at each such immediately succeeding meeting or meetings (and thru such related proxy or proxies) in order to give full effect to such reduction or elimination, as the case may be.

               (c) As soon as practicable at or after the Effective Time, each Stockholder shall vote at a meeting or by written consent all of the shares of Common Stock owned by them so that the nominees designated by the TIP Designators and the Individual Investors set forth below shall be elected to the Board to the class of directors indicated below and shall be designated as members of the committees of the Board as indicated below, and that the nominee identified below shall be designated chairperson of the audit committee. The initial members of the Board and the members and chairman of the audit committee of the Board from and after the Effective Time shall be:

TIP Nominees
Jay Bloom-Class II
Mark Dalton-Class II
Steven A. Flyer-Class I
Jay R. Levine-Class I
Steven Shulman (audit committee member)-Class III

Individual Nominees
Thomas M. Begel-Class I
Donald C. Roof (audit committee member and chairman)-Class III
Camillo M. Santomero III (audit committee member)-Class II
Andrew M. Weller-Class III

               (d) The Company shall use its reasonable efforts to cause any nominees selected in accordance with this Agreement to be elected to the Board and designated for membership or chairmanship of the audit committee of the Board, as the case may be. Each Stockholder shall vote such Stockholder’s shares of Common Stock at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions necessary (whether in such Stockholder’s capacity as Stockholder or otherwise, including, without limitation, causing any directors to take all such necessary action, whether at a meeting or by an action by written consent in lieu of a meeting): (i) to give effect to the agreements contained in Sections 2(a) through (c) and (ii) to ensure that the certificate of incorporation, charters of committees of the Board and by-laws of the Company and any other governing documents or official policies of the Company do not, at any time hereafter, conflict in any respect with the provisions of this Agreement.

               (e) For so long as Albion I and Albion II and their Affiliates and Managed Funds together own not less than 40% of the number of shares of Common Stock collectively owned by them as of the Effective Time, they shall be entitled to appoint one non-voting observer to the Board (the “Albion Observer”). The Albion Observer shall be given access to all meetings and other proceedings of the Board, and shall be given copies of all original materials delivered to the members of the Board (including, without limitation, any materials relating to the budget), but shall have no vote on any matter before the Board and shall not be counted for purposes of establishing a quorum or otherwise. In addition, for so long as either is an Institutional Investor, each of Albion I and Albion II and their Affiliates and Managed Funds shall have (i) the right to submit business proposals or suggestions to the Company’s management from time to time with the requirement that the Company’s management agree to discuss such proposals or suggestions with Albion Alliance within a reasonable period after such submission, (ii) the right to call a meeting with management in order to discuss such proposals or suggestions and (iii) the right to submit such proposals or suggestions to the Board if not adopted or implemented by management.

               (f) Except as otherwise required by law or the certificate of incorporation of the Company, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.

               (g) Except to the extent required by applicable law, the composition of the board of directors of each Subsidiary of the Company shall be identical to the composition of the Board, unless otherwise consented to by the Board.

               3. Subsequent Transferees of Stock. Any Related Transferee who shall acquire (either voluntarily or involuntarily, by operation of law or otherwise) any shares of Common Stock from any Stockholder shall be bound by all of the provisions of this Agreement to the same extent as the parties hereto and, prior to registration of the Transfer of any such securities on the books of the Company, any Related Transferee shall execute an agreement with the parties hereto agreeing to be bound by such provisions, and shall thereupon be deemed a Stockholder.

               4. Holdback Agreement. Each Stockholder (other than the Excluded Stockholders) agrees that, without the consent of the managing underwriter(s) or as otherwise provided in such stockholders’ agreement with the managing underwriter(s), it will not, for a period of 180 days following the effective date of the registration statement for the IPO directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or securities convertible into Common Stock. Each Stockholder (other than the Excluded Stockholders) additionally agrees that, for a period beginning seven days immediately preceding the effective date of any registration statement filed by the Company under the Securities Act and relating to a public offering which is not the IPO and ending on the earlier of (i) 180 days after the effective date of such registration statement and (ii) the end of the shortest period applicable to any Affiliate of the Company who is a selling shareholder pursuant to such registration statement or who is otherwise subject to a lockup obligation with respect to such public offering, such Stockholder shall refrain from directly or indirectly selling any Common Stock except pursuant to such registration statement.

               5. Demand Registration. (a) Subject to the provisions of this Agreement, if at any time the Company shall receive a written request from one or more Stockholders requesting that the Company file a registration statement under the Securities Act covering the registration for the offer and sale of outstanding Registrable Securities (a “Demand Registration”) valued (based on the Current Market Value on the date of such request) at not less than $5,000,000 in the aggregate when calculated together with any shares included by any other Stockholders in accordance with the terms of this Section 5(a) (the “Minimum Value”), then the Company shall promptly notify in writing all other Stockholders of such request. Within 20 days after such notice has been given by the Company, any other Stockholder may give written notice to the Company of its election to include its Registrable Securities in the registration. As soon as practicable after the expiration of such 20-day period, the Company shall use its reasonable best efforts to cause the registration of all Registrable Securities with respect to which registration has been so requested by Stockholders. The right to demand the registration of Registrable Securities hereunder may be exercised no more than four times by the Institutional Investors and two times by the Individual Investors. If any Stockholder that has exercised its Demand Registration rights pursuant to this Section 5(a) is not able to sell all of its Registrable Securities covered by such Demand Registration, then such registration shall not count as a Demand Registration for purposes of this Section 5(a).

               (b) Notwithstanding the provisions of Section 5(a), without the consent of the Company, no registration statement filed pursuant to Section 5(a) shall be required to be declared effective within 180 days after the effective date of any registration statement filed by the Company under the Securities Act for any offering of Common Stock (other than a registration statement filed on Form S-4 or Form S-8 or any successor or similar form). In addition, the Company may postpone for up to 90 days the filing or effectiveness of a registration statement pursuant to a request under Section 5(a) if the Board (with the concurrence of the managing underwriters, if any) determines in good faith that such registration would be reasonably expected to have an ad-

verse effect on any proposal or plan by the Company to engage in any acquisition of assets, merger, consolidation, tender offer, financing or other material transaction; provided that the Company may not exercise this right more than once in any 12-month period.

               (c) In the event of any postponement described in subsection (b), the applicable Stockholder exercising its Demand Registration right shall, upon written notice to the Company, be entitled to withdraw such request and, if such request is withdrawn, such request shall not count as a request for registration pursuant to Section 5(a).

               (d) If a Demand Registration is an underwritten registration, and the managing underwriters advise the Company and the participating Stockholders in writing that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting such offering, the Company will include in such registration the Registrable Securities that the Stockholder exercising its Demand Registration rights proposes to sell and the Registrable Securities requested to be included in such registration by the other Stockholders and the holders of any other securities to be included in such registration pursuant to Section 5, pro rata among the holders of such Registrable Securities on the basis of the number of shares that each holder has requested to be included in such registration; provided that, in case such managing underwriters deliver to the Company their written opinion that the participation of the Chief Executive Officer or the Chief Financial Officer of the Company (or any of such Person’s Affiliates), as such, materially and adversely affects the ability of the Company to effect such offering or the pricing or amount of the securities included in such offering, such officer (and his Affiliates) shall only include such number of Registrable Securities as, in the opinion of such managing underwriters, does not cause such effect by virtue of such officer’s status as an officer of the Company (provided that any such shares excluded pursuant to this proviso shall have priority to be included in the underwriters’ over-allotment option in such registration, except to the extent that the managing underwriters deliver to the Company their written opinion that the inclusion of any such officer’s shares in the over-allotment option would materially and adversely affect the ability of the Company to effect such offering or the pricing or amount of the securities included in such offering, and any remaining shares included in the over-allotment option shall be allocated on a pro rata basis among the holders of Registrable Securities included in the offering before giving effect to the over-allotment). If, notwithstanding the foregoing, the managing underwriters advise the Company and the participating Stockholders in writing that the number of shares that the Stockholder exercising its Demand Registration rights proposes to include in such registration statement exceeds the number which can be sold in such offering without adversely affecting such offering, such Stockholder will be entitled to withdraw its shares from such registration statement and such registration statement shall not count as a Demand Registration for purposes of Section 5(a).

               (e) If the Stockholder exercising its Demand Registration rights requests that such Demand Registration be an underwritten offering, then the Company shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be reasonably acceptable to the holders of a majority of the Registrable Securities to be included in such registration statement. Notwithstanding the foregoing, (i) if any Institutional Investor or its Related Transferee (collectively, the

“Designated Stockholders”) has requested a Demand Registration and collectively own a majority of the Registrable Securities held by the Institutional Investors as of the Effective Time, the Designated Stockholders (other than Albion I and Albion II and their Affiliates and Associated Entities) shall select the lead underwriter in any such underwritten offering, which shall be reasonably acceptable to the Company, and the Company shall select the co-managers in such underwritten offering, which shall be reasonably acceptable to the Institutional Investors, and (ii) if any Individual Investor or its Related Transferee has requested a Demand Registration and collectively own a majority of the Registrable Securities held by the Individual Investors at the Effective Time, the Individual Investors shall select the lead underwriter in any such underwritten offering, which shall be reasonably acceptable to (i) the Company, and (ii) for so long as TIP and its Related Transferees and Associated Entities together own not less than 20% of the number of shares of Common Stock collectively owned by them as of the Effective Time, TIP, and the Company shall select the co-managers in such underwritten offering, which shall be reasonably acceptable to the Individual Investors.

               (f) The Company will not permit any person other than a Stockholder exercising its rights under this Agreement or the Common Stock Registration Rights and Stockholder Agreement, dated as of March 9, 2000, between the Company, CIBC Inc., First Union Securities, Inc. and the other parties named therein, to include any securities in a registration statement under this Agreement without the consent of the Stockholder exercising its Demand Registration rights hereunder (which may be withheld by such Stockholder in its absolute discretion).

               6. Piggyback Registrations.

               (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act, whether or not for sale for its own account (other than pursuant to a registration on Form S-4 or Form S-8 or any successor or similar form), and the registration form to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice. All registrations requested pursuant to this Section 6(a) are referred to herein as “Piggyback Registrations.”

               (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration pursuant to the Piggyback Registration rights granted herein, pro rata among the holders of such Registrable Securities on the basis of the number of shares that each holder has requested to be included in such registration, and (iii) third, other securities requested to be included in such registration; provided that, in case such managing underwriters deliver their written opinion to the Company that the participation the Chief Executive Officer or the Chief

Financial Officer of the Company (or any of such Person’s Affiliates), as such, materially and adversely affects the ability of the Company to effect such offering or the pricing or amount of the securities included therein, such officer (and his Affiliates) shall only include such number of Registrable Securities as, in the opinion of such managing underwriters, does not cause such effect by virtue of such officer’s status as an officer of the Company or, and such amount of securities, the inclusion of which does not, in the opinion of such managing underwriters result in such effect, shall nevertheless be subject to the provisions of the immediately preceding clause (ii) (provided that any such shares excluded pursuant to this proviso shall have priority to be included in the underwriters’ over-allotment option in such registration, except to the extent that the managing underwriters deliver to the Company their written opinion that the inclusion of any such officer’s shares in the over-allotment option would materially and adversely affect the ability of the Company to effect such offering or the pricing or amount of the securities included in such offering, and any remaining shares included in the over-allotment option shall be allocated on a pro rata basis among the holders of Registrable Securities included in the offering before giving effect to the over-allotment option).

               7. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

        (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

        (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than 120 days (subject to extension pursuant to Section 10(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the registration statement;

        (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

        (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests or, in the alternative, to obtain exemptions from the registration requirements of such securities law, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

        (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

        (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a national securities exchange or over-the-counter market such as the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

        (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

        (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities (except in the case of a Demand Registration under Section 5 in which case it shall be at the request of the Stockholder exercising its Demand Registration

Rights) being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

        (i) subject to complying with such confidentiality requirements as the Company may reasonably impose, and subject to the requirements of the federal and state securities laws, the rules of the NASD and the rules of any securities exchange or market on which the Company’s securities are then listed or quoted, make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the Company’s and each of its Subsidiaries’ officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

        (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

        (k) permit any holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

        (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

        (m) obtain a comfort letter, dated the effective date of such registration statement (and, it such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

        (n) provide a legal opinion of the Company’s outside counsel addressed to each holder (in form or substance satisfactory to each such holder and its counsel) of Registrable Securities included in such registration, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (in-

cluding the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; provided, however, that nothing contained herein shall prohibit the Company from abandoning or discontinuing its efforts to register its securities, unless such registration is being effected in accordance with the provisions of Section 5(a).

               8. Registration Expenses. The Company will pay all expenses incident to the Company’s performance of or compliance with Sections 5, 6 and 7 of this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants, and underwriters’ fees and expenses (excluding discounts and commissions, which shall be paid by the holders selling the Registrable Securities) and all other Persons retained by the Company, as well as the fees and expenses of one legal counsel retained by the holders of a majority of the Registrable Securities included in such registration statement (which, if such registration statement includes Registrable Securities of any Institutional Investor, shall be selected by such Institutional Investors) (all such expenses being collectively referred to herein as “Registration Expenses”).

               9. Indemnification. (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which such holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or (B) in any application or other document or communication (in this Section 9 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

               (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) result from (i) any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in the case of clauses (i) and (ii) to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, or (iii) the failure by such holder of Registrable Securities to deliver a prospectus to the extent required under the Securities Act but only if the Company shall have complied with its obligation under this Agreement to provide such holder with such a prospectus. The liability of each holder pursuant to this paragraph shall be limited to the amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions but before deducting any other expenses incident to the consummation of the transactions contemplated by this paragraph) to such holder from the sale of Registrable Securities by it in such offering.

               (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification but the failure to provide notice as is required by this sentence shall not relieve the indemnifying party of its obligations hereunder except to the extent that the failure to provide such notice has prejudiced such indemnifying party in any material respect and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or unless in the indemnified party’s reasonable judgment there may be one or more legal defenses available to it that are different from or additional to those available to any such indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to any required local counsel) for all parties indemnified by such indemnifying party as well as one additional counsel (in addition to any required local counsel) for all Institutional Investors and their Related Transferees to the extent any of them may be an indemnified party hereunder with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

               (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company or the holders of Registrable Securities also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s or the holders of Registrable Securities indemnification is unavailable for any reason.

               10. Participation in Underwritten Registrations. (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), except that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no holder of Registrable Securities included in any underwritten registration will be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution, due and valid execution of any agreements relating to such offering, and good title to, and the absence of liens or encumbrances on, any Registrable Securities to be sold by such Stockholders in such registration, and to the extent that any underwriter or underwriters may require any Stockholder to make additional representations and warranties which all of the other participants in such underwritten offering have agreed to make (unless any such representation or warranty is not applicable to such Stockholder’s ownership), then such Stockholder will not be permitted to participate in such registration unless such Stockholder agrees to make the same representations and warranties, (iii) timely furnishes to the Company and/or the underwriters managing such registration, all information regarding such holder, the Registrable Securities held by such holder and its intended method of distribution of such Registrable Securities as the Company or such underwriters reasonably request, and (iv) agrees (and such holder hereby agrees) to notify the Company and/or any underwriter managing such registration of any untrue statement of material fact contained in the prospectus in connection with such registration or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such prospectus in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein. Any indemnities required to be delivered pursuant to clause (ii) shall be limited with respect to each person to the amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions but before deducting any other expenses incident to the consummation of the transactions contemplated by this paragraph) to such holder from the sale of Registrable Securities by it in such offering.

               (b) Each Person that is participating in any Registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 7(e). In the event the Company will give any such notice, the applicable time period mentioned in Section 7(b) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 10(b) to and including the date when each seller of a Registrable Security covered by such registration statement will have received the copies of the supplemented or amended prospectus contemplated by Section 7(e).

               11. Further Assurances. Each party hereto or person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, compliance with all applicable laws and regulations.

               12. Term. This Agreement shall terminate, and be of no further force or effect, automatically without any further action on the part of any parties hereto, upon the earliest of (a) the tenth anniversary of the Effective Time, (b) a sale of all or substantially all of the assets or Capital Stock of the Company to a Person that is not an Affiliate of the Company (whether by merger, consolidation, sale of assets or Capital Stock or otherwise) or (c) upon the agreement of holders of 75% of the Common Stock subject to this Agreement (including the agreement of Institutional Investors holding not less than 75% of the shares of Common Stock held by all Institutional Investors).

               13. Definitions. Capitalized terms set forth below shall have the following meanings. Certain other capitalized terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement:

               “Affiliate” of a Person means any other Person directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. The term “control” shall mean, as applied to any Person, the possession directly or indirectly of the power to direct or cause the direction of the management of such Person through the ownership of voting securities or otherwise and the terms “controlling” and “controlled” have the correlative meanings.

               “Agreement” shall have the meaning ascribed to such term in the Preamble to this Agreement.

               “Albion I” shall have the meaning ascribed to such term in the Preamble to this Agreement.

               “Albion II” shall have the meaning ascribed to such term in the Preamble to this Agreement.

               “Albion Observer” shall have the meaning ascribed to such term in Section 2(e).

               “Associated Entities” means (1) members in [TIP], (2) employees of CIBC or Caravelle or any of their Affiliates, (3) any Affiliate or associate of any such members or employees, (4) any investor in the [TIP] program that has co-investment rights or (5) any combination of the persons named in the immediately preceding clauses (1), (2), (3), or (4).

               “Audit Committee Expert” shall have the meaning ascribed to such term in Section 2(b)(iii).

               “Board” shall have the meaning ascribed to such term in Section 2(a)(i).

               “Caravelle” shall have the meaning ascribed to such term in the Preamble to this Agreement.

               “CIBC” shall have the meaning ascribed to such term in the Preamble to this Agreement.

               “Commission” means the United States Securities and Exchange Commission and any successor federal agency administering the Securities Act.

               “Common Stock” shall have the meaning ascribed to such term in the Recitals to this Agreement.

               “Company” shall have the meaning ascribed to such term in the Preamble to this Agreement.

               “Current Market Value” means, for any security, the average of the last reported sales prices of such class of security for the ten consecutive trading days ending on the most recent trading day prior to the date of the notice of Demand Registration (or, if such sales prices are not readily available, the average closing “bid” prices for the ten consecutive trading days ending on the trading day prior to such date).

               “Demand Registration” shall have the meaning ascribed to such term in Section 5(a).

               “DGCL” means the Delaware General Corporation Law, as the same may hereafter be amended from time to time.

               “Effective Time” shall have the meaning ascribed to such term in the Recitals to this Agreement.

               “Exchange Act” means the Securities Exchange Act of 1934 and all rules, regulations and orders issued thereunder, as any of the same may be amended.

               “Excluded Stockholders” means Adam Gottlieb, David Riesmeyer and Lee Swafford.

               “Independent Nominee” shall have the meaning ascribed to such term in Section 2(b)(i).

               “Individual Investors” shall have the meaning ascribed to such term in the Preamble to this Agreement.

               “Institutional Investors” shall have the meaning ascribed to such term in the Preamble to this Agreement.

               “IPO” shall have the meaning ascribed to such term in the Recitals to this Agreement.

               “Managed Funds” means, with respect to Albion I or Albion II, any Affiliate or associate or fund managed by it.

               “Minimum Value” shall have the meaning ascribed to such term in Section 5(a).

               “Original Stockholders’ Agreement” shall have the meaning ascribed to such term in the Recitals to this Agreement.

               “Person” means any individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization or other entity.

               “Piggyback Registration” shall have the meaning ascribed to such term in Section 6(a).

               The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

               “Registrable Securities” means (i) any Common Stock, (ii) any common stock or other equity securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend, stock conversion or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any Successor Securities thereof, all to the extent held by a Stockholder, or any transferee thereof.

               “Registration Expenses” shall have the meaning ascribed to such term in Section 8.

               “Related Person” means, with respect to any Individual Investor, any individual related by blood or marriage (no more remote than first cousin) to such Individual Investor.

               “Related Transferee” means

        (1) in the case of any Institutional Investor, any Affiliate, Associated Entity or Managed Fund of such Institutional Investor, and

        (2) in the case of any Individual Investor, (a) any other Individual Investor, (b) any Affiliate or (c) a Related Person of such Individual Investor or a trust or similar entity which is controlled by such Individual Investor and is established entirely for the benefit of such Individual Investor or his Related Persons, or an individual retirement account or pension plan for the Individual Investor’s benefit (each Individual Investor agrees to provide the Company and each other Stockholder, upon request, with evidence reasonably acceptable to it that such Transfer complies with this clause (c)).

               “SEC” shall have the meaning ascribed to such term in Section 2(a)(i).

               “Securities Act” means the Securities Act of 1933 and all rules, regulations and orders issued thereunder, as any of the same may be amended from time to time.

               “Stockholders” shall have the meaning ascribed to such term in the Preamble to this Agreement.

               “Subsidiary” of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now or hereafter existing or hereafter organized or acquired,

        (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

        (ii) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

               “Successor Securities” means any securities of the Company or any successor Person (by merger, consolidation, operation of law or otherwise) which shall have been issued in exchange for the Common Stock or into which the Common Stock shall have been converted (by reclassification, recapitalization, merger, consolidation or otherwise).

               “TIP” shall have the meaning ascribed to such term in the Preamble to this Agreement.

               “TIP Designators” shall have the meaning ascribed to such term in Section 2(b)(i).

               “TIP Nominees” shall have the meaning ascribed to such term in Section 2(b)(i).

               “Transfer” (or any correlative term) means with respect to any share of Common Stock, any sale, transfer, assignment or other disposition of such share of Common Stock.

               14. Miscellaneous.

               (a) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by (i) a majority-in-interest of the Individual Investors and (ii) a majority-interest of the Institutional Investors; provided that no such amendment or waiver that has a materially disproportionate effect on any Stockholder shall be effective unless approved in writing by the Stockholder(s) so affected. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

               (b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               (c) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

               (d) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the respective successors, personal representatives and assigns of the parties hereto whether or not expressed.

               (e) Reorganization, etc. The provisions of this Agreement shall apply mutatis mutandis to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other securities of the Company and to any shares or other securities of the Company or of any successor company which may be received by any of the parties hereto by virtue of their respective ownership of any shares of Capital Stock of the Company.

               (f) Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart of this Agreement shall not effect the delivery, enforceability or binding effect of this Agreement.

               (g) Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

               (h) Notice. All notices, demands or other communication to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, transmitted via telefacsimile, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company at the address or fax number indicated below, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Roger Meltzer, Esq., and to any other recipient at the address indicated on Exhibit A hereto and to any subsequent holder of shares of Common Stock subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. The Company’s address is:

Transportation Technologies Industries, Inc.
980 North Michigan Avenue
Suite 1000
Chicago, IL 60611
Attention: General Counsel
Fax No.: (312) 280-4820

               (i) Governing Law. All questions concerning the relative rights of the Company and its Stockholders and the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

               (j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[signature pages follow]

               IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement on the day and year first above written.

INSTITUTIONAL INVESTORS

TRANSPORTATION INVESTMENT PARTNERS, L.L.C.

Name:
Title:

CARAVELLE INVESTMENT FUND, L.L.C.

By:	Trimaran Advisors, L.L.C., its investment manager and attorney-in-fact

Name:
Title:

ALBION ALLIANCE MEZZANINE FUND, L.P.

By:	Albion Alliance LLC, its general partner

Name:
Title:

ALBION ALLIANCE MEZZANINE FUND II, L.P.

By:	AA MEZZ II GP, LLC, its general partner

By:	Albion Alliance LLC, its sole member

Name:
Title:

CIBC INC.

By:

Name:
Title:

HESED FOUNDATION

By:

Name:
Title:

INDIVIDUAL INVESTORS

THOMAS M. BEGEL:

CAMILLO M. SANTOMERO III:

FRED CULBREATH:

JOE HICKS:

JAMES D. CIRAR:

ANDREW M. WELLER:

KENNETH M. TALLERING:

JOHN WILKINSON:

TIM MASEK:

ROBERT JACKSON:

DONALD C. MUELLER:

LEE SWAFFORD:

KELLY BODWAY:

DAVID REISMEYER:

BRENT WILLIAMS:

JEFFREY ELMER:

ADAM GOTTLIEB:

STEVEN SHULMAN:

COMPANY

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

By:

Name:
Title: